Exhibit 99.1

Press Contact:	Investor Contact:

Diane Hockenberry	Steve Kun-Szabo
Iridium Communications Inc. +1 (703) 287-7421 diane.hockenberry@iridium.com	Iridium Communications Inc. +1 (703) 287-7570 steve.kunszabo@iridium.com

U.S. Department of Defense Awards Iridium $400 Million, Five-Year

Contract for Iridium® Airtime Services

MCLEAN, Va. – October 21, 2013 – Iridium Communications Inc. (Nasdaq: IRDM) today announces that it has been awarded a $400 million, multi-year, fixed-price contract with the Defense Information Systems Agency (DISA) to provide satellite airtime services to meet the communications needs of the U.S. Department of Defense (DoD) and their federal partners. This five-year contract renews the provision for delivering Enhanced Mobile Satellite Services (EMSS) airtime effective October 22. Iridium will provide unlimited global secure and unsecure voice, low and high-speed data, paging and Distributed Tactical Communications System (DTCS) services for an unlimited number of DoD and other federal government subscribers.

The renewed EMSS contract extends the U.S. Government’s existing relationship with Iridium and ensures the continuation of service through new terms which offer program stability and the best value to the DoD to expand services supporting its critical missions. Both the multi-year and fixed-cost terms allow an even greater number of government subscribers to fully take advantage of the current capabilities as well as the enhanced services that will become available with Iridium NEXT — the Company’s next generation satellite constellation scheduled for first launch in early 2015 – without concern for incremental cost increases based on usage changes or growth in demand.

The Company’s U.S. Government (USG) service revenue for the full-year 2012 was $61.8 million. The EMSS fixed-price rate in each of the five contract years is $64 million in fiscal year (FY) 2014, $72 million in FY 2015 and $88 million in FY 2016, 2017, and 2018.

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“Iridium is proud to continue its longstanding relationship of providing global, mobile communications to the Department of Defense, our largest single customer,” said Scott Scheimreif, Iridium’s executive vice president, government programs. “We expect the DoD’s needs for satellite communication services will continue to grow over the next 5 to 10 years. At a time when the U.S. Government (USG) is operating under greater fiscal constraints, Iridium is confident that both our service and contract terms will provide an optimal solution for our warfighters and other federal partners to communicate effectively now and in the future.”

In 2012, USG services and support made up 20 percent of Iridium’s revenues. USG subscribers on the Iridium network have grown from 32,000 to over 51,000 during the last five-year contract period as services grew from basic voice and paging, to data and Netted Iridium® with growing applications across all the services. According to the Defense Business Board fiscal year 2013 report to the Secretary of Defense, commercial satellite communications currently supports about 40 percent of the DoD’s satellite communication needs. Northern Sky Research (NSR), a global leader providing satellite industry market research, predicts this requirement will grow by 68 percent over the next decade. The report concludes: “SATCOM is critical to supporting the warfighter, and DoD will require additional capacity in the future as new missions evolve and communication technologies further develop. To meet DoD’s needs, the commercial satellite sector is a cost-effective source for obtaining technologically advanced services.”

Iridium operates the world’s largest commercial satellite network offering coverage anywhere in the world, including the polar regions. The Iridium NEXT program is a $3 billion investment to upgrade the network through the launch of 66 low-Earth orbiting (LEO) satellites, six in-orbit spares and nine ground spares, which will extend Iridium’s position as a critical communications provider by offering substantially greater bandwidth, improved data speeds and continued global coverage to more than 275 government and commercial partners and consumers. Iridium NEXT will also serve as a platform for AireonSM, a global aircraft-monitoring service using a space-based ADS-B hosted payload, as well as for the Company’s newly announced Iridium PRIMESM offering, a turnkey solution for hosted payloads which will service all elements of a successful hosted payload mission at an estimated cost savings of 50 percent or more compared to current stand-alone solutions.

For more information on Iridium NEXT, Aireon or Iridium PRIME, go to www.iridium.com.

About Iridium Communications Inc.

Iridium is the only mobile voice and data satellite communications network that spans the entire globe. Iridium enables connections between people, organizations and assets to and from anywhere, in real time. Together with its ever-expanding ecosystem of partner companies, Iridium delivers an innovative and rich portfolio of reliable solutions for markets that require truly global communications. The company has a major development program underway for its next-generation network — Iridium NEXT. Iridium Communications Inc. is headquartered in McLean, Va., U.S.A., and its common stock trades on the NASDAQ Global Select Market under the ticker symbol IRDM. For more information about Iridium products, services and partner solutions, visit www.iridium.com.

Forward-Looking Statements

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The Company has based these statements on its current expectations and the information currently available to us. Forward-looking statements in this presentation include statements regarding the development of and transition to the Iridium NEXT constellation; features of the Iridium NEXT system; expected Iridium NEXT project costs and deployment schedule; the capabilities and benefits of the Aireon system; the expected potential value of the EMSS contract; expected DoD usage requirements; and the development and costs of Iridium PRIME. Forward-looking statements can be identified by the words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions or indicate future events, trends or prospects. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Iridium to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding overall Iridium NEXT development and costs, potential delays in the Iridium NEXT deployment, levels of demand for mobile satellite services (MSS), the development of and market for the Aireon hosted payload, the development of and market for the Iridium PRIME hosted payloads, and the company’s ability to maintain the health, capacity and content of its satellite constellation, as well as general industry and economic conditions, and competitive, legal, governmental and technological factors. Other factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors listed under the caption “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission (“the SEC”) on March 5, 2013, and the Company’s Form 10-Q for the quarter ended June 30, 2013, filed with the SEC on August 1, 2013, as well as other filings Iridium makes with the SEC from time to time. There is no assurance that

Iridium’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Iridium’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. Iridium’s forward-looking statements speak only as of the date of this press release, and Iridium undertakes no obligation to update forward-looking statements.

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